EXHIBIT 99.3

POWER SOLUTIONS INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013

POWER SOLUTIONS INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013

Overview

On April 1, 2014 (the “Date of Acquisition”), Power Solutions International, Inc. a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with, Carl L. Trent and Kenneth C. Trent, (each individually as “Shareholder” and collectively as “Shareholders”) and CKT Holdings Inc., a Wisconsin corporation (the “Seller”) owned by the Shareholders, pursuant to which, on the Date of Acquisition, the Company purchased from the Seller all of the issued and outstanding stock of Professional Power Products, Inc., an Illinois corporation (“PPPI”) and wholly-owned subsidiary of the Seller (the “Acquisition”). The Stock Purchase Agreement includes a provision by and among the Company, Shareholders and Seller to treat the purchase of the PPPI stock as a purchase of assets for income tax purposes. The Acquisition was approved by the Company’s Board of Directors.

The Company acquired all of the outstanding capital stock of PPPI for an initial cash purchase price of $45.3 million, which is net of adjustments, plus contingent consideration preliminarily valued at $8.9 million as of the Date of Acquisition. The value of the contingent consideration ranges from $5.0 million to $15.0 million, with a final determination to be based upon PPPI’s 2014 full year operating results. The contingent consideration will be payable in shares of the Company’s common stock, based on a per common share value of $76.02 as determined by the terms of the Stock Purchase Agreement. The final determination of the contingent consideration will be made in accordance with the Stock Purchase Agreement, based on PPPI’s EBITDA (as defined in the Stock Purchase Agreement). Pursuant to the terms and conditions of the Stock Purchase Agreement, the Company will deliver to the Seller (or its designees) an initial calculation of the number of shares of the Company’s common stock to be issued to the Seller (or its designees) no later than the earlier of March 31, 2015 and 30 days following the Company’s filing of its Form 10-K for the year ending December 31, 2014. Following the final determination of the number of shares of the Company’s common stock to be issued to the Seller (or its designees) in accordance with the Stock Purchase Agreement, the Company will issue such number of shares of its common stock to the Seller (or its designees).

The unaudited pro forma combined balance sheet as of December 31, 2013 and the unaudited pro forma combined statement of operations for the year ended December 31, 2013 combine the historical Company and PPPI balance sheets and statements of operations as if the Acquisition had been completed on December 31, 2013, for purposes of the presentation of the unaudited pro forma combined balance sheet, and on January 1, 2013, for purposes of the presentation of the unaudited pro forma combined statement of operations and reflect the assumptions and adjustments described in the accompanying notes thereto.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated financial condition or results of operations of the combined entity that would have been reported if the Acquisition had been consummated on the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position of the consolidated Company as of the end of, or the results of operations of the consolidated Company for, its fiscal year ending December 31, 2014 or any other future periods. Furthermore, no effect has been given in the unaudited pro forma combined statement of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. The historical consolidated financial information has been adjusted in the unaudited pro forma combined balance sheet and pro forma combined statement of operations to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of operations should be read together with the accompanying notes to the unaudited pro forma combined financial statements, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the historical consolidated financial statements of PPPI and accompanying notes for the year ended December 31, 2013 included in Exhibit 99.2 to this Current Report on Form 8-K/A. The PPPI financial information included in the unaudited pro forma combined financial statements has been prepared in accordance with accounting principles generally accepted in the United States.

The acquisition is accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As such, the PPPI assets acquired and liabilities assumed are recorded at their acquisition-date fair values. Acquisition-related transaction costs are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are or have been incurred. Any excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The allocation of the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed, based on their respective fair values, requires extensive use of accounting estimates and judgments. The more significant assumptions include estimating future cash flows and developing appropriate discount rates. To the extent that preliminary estimates have been used, such estimates are subject to change during the measurement period as such estimates, analyses and valuations are finalized.

POWER SOLUTIONS INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2013

(Dollar amounts in thousands)

	HISTORICAL
	POWER SOLUTIONS INTERNATIONAL, INC.	PPPI	PRO FORMA ADJUSTMENTS	Note 3		Note 4		POWER SOLUTIONS INTERNATIONAL, INC. COMBINED
ASSETS
Current assets
			$(2,378)	(a	)
Cash	$6,306	$3,883	(89)	(b	)			$7,722
Accounts receivable, net	42,730	9,667	—					52,397
Inventories, net	55,986	3,789	482	(c	)			60,257
Prepaid expenses and other current assets	2,173	—	223					2,396
Prepaid insurance	—	123	(123)			(t	)	—
			(100)			(u	)
Other prepaid expenses	—	188	(88)			(t	)	—
Other current assets	—	12	(12)			(t	)	—
Deferred income taxes	2,811	—	—					2,811

Total current assets	110,006	17,662	(2,085)					125,583

			100			(u	)
			154	(d	)
Property, plant & equipment, net	13,104	7,402	(4,964)	(a	)			15,796
Intangible assets	—	—	23,500	(e	)			23,500
Goodwill	—	—	17,932	(f	)			17,932
Other noncurrent assets	3,509	—	89	(b	)			3,598
Notes receivable	—	3	(3)	(a	)			—
Loan origination fees, net	—	106	(106)	(a	)			—

TOTAL ASSETS	$126,619	$25,173	$34,617					$186,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$24,444	$2,872	$—					$27,316
Income taxes payable	167	—	—					167
Accrued compensation and benefits	3,758	—	605			(v	)	4,363
			(605)			(v	)
Accrued liabilities	4,016	636	2,082			(w	)	6,129
Deferred revenues	—	1,530	(1,530)			(w	)	—
Accrued warranty	—	552	(552)			(w	)	—
Contingent consideration	—	—	8,900	(h	)			8,900
			1,667	(g	)
Current maturities of long-term debt	—	516	(516)	(a	)			1,667
Current maturities of capital lease obligations	—	46	(46)	(a	)			—

Total current liabilities	32,385	6,152	10,005					48,542

LONG-TERM OBLIGATIONS
			40,300	(i)
Revolving line of credit	17,933	4,460	(4,460)	(a)	58,233
Deferred income taxes	304	—	—		304
Private placement warrants	24,525	—	—		24,525
Other noncurrent liabilities	1,051	—	—		1,051
			3,333	(g)
Long-term debt, less current maturities	—	6,646	(6,646)	(a)	3,333

TOTAL LIABILITIES	76,198	17,258	42,532		135,988

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series A convertible preferred stock	—	—	—		—
Common stock	11	1	(1)	(j)	11
Additional paid-in capital	57,308	2	(2)	(j)	57,308
(Accumulated deficit) retained earnings	(2,648)	8,578	(8,578)	(j)	(2,648)
Treasury stock	(4,250)	—	—		(4,250)
Non-controlling interest in variable interest entities	—	(666)	666	(j)	—

TOTAL STOCKHOLDERS’ EQUITY	50,421	7,915	(7,915)		50,421

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$126,619	$25,173	$34,617		$186,409

See notes to unaudited pro forma combined financial statements.

POWER SOLUTIONS INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Dollar amounts in thousands)

	HISTORICAL
	POWER SOLUTIONS INTERNATIONAL, INC.	PPPI	PRO FORMA ADJUSTMENTS	Note 3	Note 4	POWER SOLUTIONS INTERNATIONAL, INC. COMBINED
Net sales	$237,842	$40,275	$—			$278,117
			1,121	(k)
			(498)	(l)
			517	(m)
			408	(n)
Cost of sales	193,316	29,449	482	(o)		224,795

Gross profit	44,526	10,826	(2,030)			53,322

Operating expenses:
Research & development and engineering	10,439	—	44		(x)	10,483
			(19)	(l)
			1,099		(x)
			17	(m)
Selling and service	7,545	—	24	(n)		8,666
			1,826	(k)
			(21)	(l)
			22	(m)
			1,611		(x)
			48	(n)
General and administrative	11,575	—	(110)	(p)		14,951
			(141)	(l)
			(2,754)		(x)
Operating expenses	—	2,936	(41)	(l)		—

Total operating expense	29,559	2,936	1,605			34,100

Operating income	14,967	7,890	(3,635)			19,222

Other expense (income):
			(468)	(l)
			23	(q)
Interest expense	657	468	907	(r)		1,587
Loss on debt extinguishment	270	—	—			270
Private placement warrant expense	28,031	—	—			28,031
Other expense (income), net	10	(3)	—			7

Total other expense (income)	28,968	465	462			29,895

(Loss) income before income taxes	(14,001)	7,425	(4,097)			(10,673)
Income tax provision	4,759	—	1,125	(s)		5,884

Net (loss) income	(18,760)	7,425	(5,222)			(16,557)

Less: Net income attributable to non-controlling interest in variable interest entities	—	54	(54)	(l)		—

Net income attributable to company	$(18,760)	$7,371	$(5,168)			$(16,557)

Weighted-average common shares outstanding:
Basic	9,779,457	—	—			9,779,457
Diluted	9,779,457	—	—			9,779,457
Earnings (loss) per share – basic	$(1.92)	—	—			$(1.69)
Earnings (loss) per share – diluted	$(1.92)	—	—			$(1.69)

See notes to unaudited pro forma combined financial statements.

POWER SOLUTIONS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013

Note 1 – Description of the transaction and basis of presentation

On April 1, 2014 (the “Date of Acquisition”), Power Solutions International, Inc. a Delaware corporation (the “Company”), completed its acquisition (the “Acquisition”) of Professional Power Products, Inc. (“PPPI”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), with Carl L. Trent and Kenneth C. Trent (each individually as “Shareholder” and collectively as “Shareholders”) and CKT Holdings Inc., a Wisconsin corporation (the “Seller”) owned by the Shareholders. On the Date of Acquisition, the Company purchased from the Seller all of the issued and outstanding stock of PPPI, an Illinois corporation and wholly-owned subsidiary of the Seller, for an initial cash purchase price of $45.3 million plus contingent consideration preliminarily valued at $8.9 million as of the Date of Acquisition. The value of the contingent consideration to be paid ranges from $5.0 million to $15.0 million, with a final determination based upon PPPI’s 2014 full year operating results. The contingent consideration will be payable in shares of the Company’s common stock, based upon a common share value of $76.02 as determined by the terms of the Stock Purchase Agreement. The Stock Purchase Agreement includes a provision by and among the Company, Shareholders and Seller to treat the purchase of the PPPI stock as a purchase of assets for income tax purposes. The Acquisition was approved by the Company’s Board of Directors.

To facilitate the transaction, the Company entered into an amended and restated credit agreement with Wells Fargo Bank, N.A. increasing its revolving line of credit from $75.0 million to $90.0 million and securing a $5.0 million term loan, among other things.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting under the provisions of ASC 805 and was based on the historical financial information of the Company and PPPI. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets acquired based on their estimated fair values as of the date of acquisition. Such fair values are based on available information and certain assumptions that the Company believes to be reasonable. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates.

The Company has prepared the unaudited pro forma combined balance sheet as of December 31, 2013 using the purchase method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the Date of Acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected within the pro forma adjustment entries. The unaudited pro forma combined balance sheet as of December 31, 2013 and the unaudited pro forma combined statement of operations for the year ended December 31, 2013 combine the historical Company and PPPI balance sheets and statements of operation as if the Acquisition had been completed on December 31, 2013, for purposes of the presentation of the unaudited pro forma combined balance sheet, and on January 1, 2013, for purposes of the presentation of the unaudited pro forma combined statement of operations and reflect the assumptions and adjustments as described in the accompanying notes hereto. See Note 2 for information on the Company’s preliminary allocation of the estimated purchase price.

Note 2- Preliminary purchase price allocation

For purposes of the unaudited pro forma combined financial statements, the purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed. Independent valuation specialists conducted a valuation to assist management of the Company in determining the estimated fair values of inventory, machinery and equipment, intangible assets and contingent consideration. The Company’s management is responsible for the internal and third party valuations and appraisals. The work performed by the independent valuation specialists, while not yet completed and finalized, has been considered in management’s estimates of fair values reflected. The determinations of these estimated fair values, the assets’ useful lives and the amortization methods are subject to finalization. Fair value measurements can be highly subjective, and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. The final allocation could be materially different from the preliminary allocation set forth in these unaudited pro forma combined financial statements, including but not limited to, the allocations related to identifiable intangible assets, goodwill, equipment, inventory, general and administrative expenses, amortization, interest expense and income taxes. Although the final determinations may result in asset and liability fair values that are materially different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

Note 3 – Pro forma adjustments

The pro forma adjustments within the unaudited pro forma combined balance sheet represent the adjustments to the carrying amounts for the year ended December 31, 2013 for certain assets acquired and liabilities assumed of PPPI to reflect the preliminary purchase price allocation to assets and liabilities as of the Date of Acquisition.

Adjustments to the Unaudited Pro Forma Combined Balance Sheet included in the column under the heading “Note 3” relate to the following:

(a)	Represents the adjustments of those assets and liabilities of PPPI that were not acquired or assumed in connection with the acquisition of PPPI by the Company. These pro forma adjustments are presented to eliminate the respective assets and liabilities from PPPI’s December 31, 2013 balance sheet and are summarized as follows:

Cash and cash equivalents	$2,378,000
Land, buildings and improvements	4,964,000
Notes receivable	3,000
Loan origination fees, net	106,000
Current maturities of long-term debt	516,000
Current maturities of capital lease obligations	46,000
Revolving line of credit	4,460,000
Long-term debt, less current maturities	6,646,000

The Stock Purchase Agreement required that the Seller and Shareholders receive cash, net of certain adjustments as defined in the Stock Purchase Agreement. The Company did not acquire the land, buildings and certain equipment that are owned by another entity and included in the historical consolidated financial statements of PPPI. The Company did not acquire the rights to any related party receivables due from the Shareholders that were recorded on PPPI’s financial statements. In addition, the Stock Purchase Agreement required that all debt obligations of PPPI be paid or otherwise settled immediately prior to the Acquisition, and, accordingly, the Company did not assume any such debt obligations, nor the related unamortized loan origination fees of $106,000. Accordingly, pro forma adjustments have been presented to eliminate the applicable assets and liabilities recorded on PPPI’s financial statements that were not acquired or assumed in the Acquisition.

(b)	Represents an adjustment to capitalize loan financing fees associated with a $5.0 million term loan and an increase in the Company’s credit facility from $75.0 million to $90.0 million. See (g) and (i) for a pro forma adjustment to the Company’s debt and revolving line of credit, respectively.

(c)	Represents an adjustment to state the inventory acquired at its fair value as of the Date of Acquisition, commonly referred to as its “stepped-up value.” This adjustment is included to capitalize an estimate of the manufacturing profit attributable to inventory for which an order was already in place as of the Date of Acquisition. This manufacturing profit is a non-cash charge that will be recognized as cost of sales when the inventory is sold.

(d)	Represents an adjustment to state the equipment acquired at its fair value as of the Date of Acquisition. The Company has presented a pro forma adjustment to “step-up” the value of the fixed assets acquired to their fair value as of the Date of Acquisition.

(e)	The acquisition of PPPI included intangible assets attributable to customer backlog, customer relationships and trade names and trademarks to which a fair value has been ascribed. A pro forma adjustment has been presented to reflect the fair value of these assets on the combined pro forma balance sheet. Based upon certain assumptions and analyses, each of these assets has an estimated useful life over which such asset will be amortized.

(f)	Subsequent to the identification and allocation of the purchase price to the identifiable tangible and intangible assets, the remaining unallocated excess purchase price has been classified as goodwill, and a pro forma adjustment has been presented to reflect the estimated goodwill on the pro forma combined balance sheet. The goodwill on the combined pro forma balance sheet represents an unamortizable asset which will be periodically evaluated for impairment as required by generally accepted accounting principles.

(g)	Represents an adjustment to recognize the current and non-current portions of a $5.0 million term loan, the proceeds of which were used in the financing of the acquisition of PPPI. The term loan is payable in equal installments, beginning on June 1, 2014 and bears interest at LIBOR plus 4.50%.

(h)	Represents a pro forma adjustment to record contingent consideration valued at $8.9 million as of the Date of Acquisition. The value of the contingent consideration ranges between $5.0 million and $15.0 million and will be payable in shares of the Company’s common stock, based on a per common share value of $76.02 as determined by the terms of the Stock Purchase Agreement. The final determination of the contingent consideration to be paid will be based upon PPPI’s earnings before interest, taxes, depreciation and amortization (i.e. EBITDA) for the year ending December 31, 2014. This pro forma adjustment presents a preliminary value that has been ascribed to this liability.

(i)	Represents a pro forma adjustment to record the borrowings of $40.3 million on the Company’s revolving line of credit to initially finance the acquisition of PPPI.

(j)	Represents the elimination of the historical equity balances of PPPI and the non-controlling interest in the variable interest entity recorded in the consolidated balance sheet of PPPI.

The pro forma adjustments within the unaudited pro forma combined statement of operations represent the adjustments to the carrying amounts as if the transaction had been completed on January 1, 2013, to reflect the preliminary purchase price allocation as of the Date of Acquisition.

Adjustments to the Unaudited Pro Forma Combined Statement of Operations included in the column under the heading “Note 3” relate to the following:

(k)	Represents a pro forma adjustment to record the amortization associated with the preliminary intangible assets described above in (e). The amortization associated with backlog of $1,121,000 has been classified within cost of sales, while the amortization associated with trade names and trademarks of $153,000 and customer relationships of $1,673,000 both totaling $1,826,000, have been classified within general and administrative expenses.

(l)	Represents the adjustments to income and expenses included in PPPI’s statement of operations that will not be on-going post acquisition. These adjustments have been made principally as a result of the corresponding assets that were not acquired or liabilities not assumed by the Company or for which the expense has been recast as a result of a step-up in the basis of the assets acquired. These pro forma adjustments are presented to eliminate the historical income and expense from PPPI’s December 31, 2013 operations and are summarized as follows:

Building depreciation classified as operating expenses	$141,000
Depreciation (associated with plant, property and equipment prior to step-up – classified as cost of sales ($498,000), selling and service ($19,000) and general and administrative ($21,000)	538,000
Variable interest entity expenses	41,000
Variable interest entity net income	54,000
Interest expense	468,000

(m)	Represents a pro forma adjustment to record the depreciation expense associated with the stepped-up equipment acquired as described above in (d).

(n)	Represents the adjustment to add building rental expense. The land and buildings were not acquired in the Acquisition. As part of the Stock Purchase Agreement, the Company entered into a lease of the land and buildings at an initial annual expense of $480,000 which amount is presented as an adjustment to the pro forma combined statement of operations. This expense has been classified as $408,000 in cost of sales, $24,000 in selling and service and $48,000 in general and administrative expense.

(o)	Represents the amortization of the stepped-up cost of the inventory which is expected to be sold during the first year subsequent to the Acquisition.

(p)	Represents an adjustment to eliminate acquisition-related transaction costs incurred by PPPI during 2013.

(q)	Represents a pro forma adjustment to amortize loan fees incurred in connection with the financing of the Acquisition as described in (b) above.

(r)	Represents a pro forma adjustment for the estimated interest expense incurred in connection with the additional borrowings on the Company’s revolving line of credit and $5.0 million term loan in connection with the Acquisition and as described in (g) and (i) above.

(s)	Represents a pro forma adjustment to recognize the incremental tax expense as a result of the income of PPPI and pro forma adjustments to the combined statement of operations. The incremental income tax expense is based upon the Company’s effective income tax rate for 2013, excluding the impact of the expense incurred in connection with the Company’s private placement warrants.

Note 4 – Pro forma reclassification adjustments

Financial information presented in the “Historical PPPI” column in the unaudited pro forma combined balance sheet and statement of operations has been reclassified to conform to the historical presentation in the Company’s consolidated financial statements as follows:

Reclassifications to the Unaudited Pro Forma Combined Balance Sheet included in the column under the heading “Note 4” relate to the following:

(t)	Represents the reclassification of “Prepaid insurance,” “Other prepaid expenses” and “Other current assets” from these financial statement line items in the PPPI balance sheet to “Prepaid expenses and other current assets” to conform to the Company’s presentation.

(u)	Represents the reclassification of a deposit on PPPI’s balance sheet for the purchase of a folding machine from “Other prepaid” to “Property, plant & equipment, net” to conform to the Company’s presentation.

(v)	Represents the reclassification of PPPI accrued compensation and benefits from “Accrued liabilities” to “Accrued compensation and benefits” to conform to the Company’s presentation.

(w)	Represents the reclassification amounts classified on PPPI’s balance sheet as “Deferred revenues” and “Accrued warranty” to “Other accrued liabilities” to conform to the Company’s presentation.

Reclassifications to the Unaudited Pro Forma Combined Statement of Operations included in the column under the heading “Pro Forma Adjustments” relate to the following:

(x)	Represents the reclassification of “Operating expenses” from this financial statement line item in the PPPI statement of operations to “Research & development and engineering,” “Selling and service,” and “General and administrative” to conform to the Company’s presentation.

5. Accounting Policies

The Company is in the process of conducting a full review of PPPI’s accounting policies in an effort to determine if differences in accounting policies require adjustment and/or reclassification of PPPI’s results of operations or assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could be materially different from the amounts set forth in these unaudited pro forma combined financial statements. During the preparation of these unaudited pro forma combined financial statements, the Company did not become aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to the Company’s financial presentation; as discussed in Note 4, “Pro forma reclassification adjustments” above. Accordingly, these unaudited pro forma combined financial statements do not assume any material differences in accounting policies between the two companies, other than such reclassifications.